UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2006

Naturade, Inc

(Exact name of registrant as specified in its charter)

Delaware	33-7106-A	23-2442709
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Valencia Avenue, Suite 100, Brea, California	92823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	714-573-4800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)\
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 18, 2006 the Company mistakenly filed an 8-K Item 7.01 Regulation FD Disclosure which was incorrect. The corrected disclosure is set forth below.

On August 14, 2006, the Company issued a press release announcing the acquisition of controlling interest in the Company by Redux Holdings, Inc. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated in this Item 7.01 by reference.

The information contained, or incorporated by reference, in this Item 7.01 will not be treated as "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in Item 7.01 of this Report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representations of representation that such furnishings is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Naturade, Inc

September 27, 2006	By: /s/Gary C Cannon
Name: Gary C Cannon
Title: Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 14, 2006.